Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CRACKER BARREL FISCAL 2009 SECOND QUARTER
CONFERENCE CALL ON THE INTERNET

LEBANON, Tenn. – February 10, 2009 – Cracker Barrel Old Country Store, Inc. (“the “Company”) (Nasdaq: CBRL) will provide an on-line, real-time Webcast and rebroadcast of its second quarter earnings conference call on Tuesday, February 24, 2009 beginning at 11:00 a.m. Eastern Time. Company management will discuss financial results for the quarter ended January 30, 2009 and update the outlook for fiscal year 2009, which ends on July 31, 2009.

The live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line in the News and Events section on the Company’s website at investor.crackerbarrel.com on February 24, 2009, beginning at 11:00 a.m. (Eastern Time).  An on-line replay will be available at 2:00 p.m. (Eastern Time) and continue through March 10, 2009.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. presently operates 587 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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